UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

APT SYSTEMS, INC.

(Exact of registrant as specified in its charter)

DELAWARE	333-181597	99-0370904
State or other jurisdiction of incorporation	SEC File Number	IRS Employer Identification No.

505 Montgomery Street, 11th Floor San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

ITEM 8.01 OTHER EVENTS.

Surrender and Cancellation of 15,000,000 Shares of Common Stock by Glenda Dowie, CEO

On November 8, 2017, the Board of Directors approved the surrender and cancellation of 15,000,000 shares of common stock by Glenda Dowie, the Company’s CEO. This will reduce the Company’s issued and outstanding shares of common stock by 15,000,000 shares as soon as the Company’s stock transfer agent processes this corporate action. Ms. Dowie will still control the Company based on her remaining holdings of common and preferred stock.

Results to Date of Share Buyback Program

On October 3, 2017, the Company announced its plans to implement a common stock buyback program, with up to 25,000,000 shares to be repurchased on or before January 31, 2018. Through November 8, 2017, the Company has repurchased 886,749 shares, at an average price of $0.01122 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2017

/s/ Glenda Dowie

By: Glenda Dowie,

CEO, President and Director

/s/ Carl Hussey

By: Carl Hussey,

CFO, Treasurer, and Director